UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2006

UGS Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123664	75-2728894
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Granite Parkway, Suite 600, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-987-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2006, UGS Capital Corp. ("UGS") granted deferred stock to one of the executives of its subsidiary, UGS Corp. Charles C. Grindstaff received an award of 184,502 shares of deferred stock. The deferred stock award was made pursuant to the 2004 Management Incentive Plan (the "Plan"). Under the terms of the award, an equal amount of shares will be issued on each anniversary date of the award over the course of 3 years, subject to the terms and conditions of the agreement, including, but not limited to, Mr. Grindstaff's continued employment. If Mr. Grindstaff's employment is terminated by UGS without "Cause" (as defined in the Plan) or by Mr. Grindstaff with "Good Reason" (as defined in his Personal Services Agreement, dated July 15, 2000, as amended), then Mr. Grindstaff will receive a pro rata portion of the shares that would have been issued on the next anniversary date immediately following the termination. In all other circumstances, upon termination of employment, all unissued shares will be forfeited.

The form of the Deferred Stock Award Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Form of Deferred Stock Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGS Corp.

August 28, 2006	By:	/s/ Douglas E. Barnett

Name: Douglas E. Barnett
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Deferred Stock Award Agreement